UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 11, 2024
NEUROCRINE BIOSCIENCES, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	0-22705	33-0525145
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

6027 Edgewood Bend Court
San Diego,	California	92130
(Address of Principal Executive Offices)		(Zip Code)
(858) 617-7600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered

Common Stock, $0.001 par value	NBIX	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Amended and Restated Employment Agreement with Kyle Gano, Ph.D.
In connection with the previously announced leadership transition, on October 11, 2024, Neurocrine Biosciences, Inc. (“Neurocrine Biosciences”) entered into an Amended and Restated Employment Agreement with Kyle Gano, Ph.D. (the “Employment Agreement”).
Pursuant to the Employment Agreement, Dr. Gano will serve as Neurocrine Biosciences’ President and Chief Executive Officer effective October 11, 2024 (the “Effective Date”). Dr. Gano will receive an annual base salary of $900,000 and will be eligible to receive an annual cash incentive bonus with an initial target bonus amount equal to 100% of his base pay earned for the applicable year. Dr. Gano will also receive the following equity grants in connection with his promotion pursuant to the Employment Agreement: (i) stock options with a target grant value of approximately $750,000 that will vest in equal monthly installments over a four-year period (the “Promotion Option Grant”); (ii) restricted stock units with a target grant value of approximately $300,000 that will vest in equal annual installments over a four-year period (the “Promotion RSU Grant”); and (iii) performance-vesting restricted stock units with a target grant value of approximately $450,000 that will vest in accordance with the terms of the performance-vesting restricted stock units granted to Neurocrine Biosciences’ executive officers in March 2024 (the “Promotion PRSU Grant” and, together with the Promotion Option Grant and the Promotion RSU Grant, the “Promotion Equity Grants”), each granted pursuant to Neurocrine Biosciences’ 2020 Equity Incentive Plan, as amended, and the applicable form of stock option agreement, restricted stock unit agreement and performance-vesting restricted stock unit agreement. The Promotion Equity Grants will automatically be granted to Dr. Gano on the date that is two business days following the filing of Neurocrine Biosciences’ first quarterly report on Form 10-Q following the Effective Date, provided Dr. Gano remains employed with Neurocrine Biosciences as of such date. The number of shares underlying the Promotion Equity Grants will be determined by reference to the price of Neurocrine Biosciences’ common stock on the grant date, as further described in the Employment Agreement.
The Employment Agreement provides for certain severance benefits upon Dr. Gano’s “involuntary termination” (as defined in the Employment Agreement) which are generally subject to, among other things, the execution, delivery and effectiveness of a customary release of claims in Neurocrine Biosciences’ favor. Upon (a) a termination of Dr. Gano’s employment without “cause” (as defined in the Employment Agreement) and other than due to death or “disability” (as defined in the Employment Agreement) or (b) Dr. Gano’s “resignation for good reason” (as defined in the Employment Agreement), in each case outside of the time period beginning with the date on which a “change in control” (as defined in the Employment Agreement) occurs and ending 12 months following the change in control, or the “change in control determination period,” Dr. Gano will be entitled to receive: (1) cash severance equal to the product of (x) the sum of (i) Dr. Gano’s annual base salary and (ii) Dr. Gano’s target annual incentive bonus for the year of termination, multiplied by (y) 1.5; (2) a cash payment equal to Dr. Gano’s pro rata annual incentive bonus for the year of termination based on actual achievement of the applicable performance goals for such year; (3) payment of premiums for continued coverage under Neurocrine Biosciences’ group health plans for up to 18 months; (4) accelerated vesting of Dr. Gano’s outstanding time-vesting equity awards to the extent such awards were scheduled to vest under their terms based on Dr. Gano’s continued service over the 15-month period following the date of termination; and (5) vesting of Dr. Gano’s outstanding performance-vesting equity awards to the extent the compensation committee of Neurocrine Biosciences’ board of directors (the “Compensation Committee”) determines, in its sole discretion, that the applicable performance goals for such awards have been met as of the date of termination.
Upon (a) a termination of Dr. Gano’s employment without “cause” and other than due to death or “disability” or (b) Dr. Gano’s “resignation for good reason,” in each case within the change in control determination period, Dr. Gano will be entitled to receive: (1) a cash payment equal to the product of (x) the sum of (i) Dr. Gano’s annual base salary and (ii) Dr. Gano’s target annual incentive bonus for the year of termination, multiplied by (y) 2; (2) a cash payment equal to Dr. Gano’s pro rata target annual incentive bonus for the year of termination; (3) payment of premiums for continued coverage under Neurocrine Biosciences’ group health plans for up to 24 months; and (4) full vesting acceleration of Dr. Gano’s outstanding equity awards, with performance-vesting equity awards vesting at the greater of (x) the target level of performance or (y) the actual level of performance measured in accordance with the applicable performance goals as of the date of termination, as determined by the Compensation Committee in its sole discretion.

Upon the termination of Dr. Gano’s employment due to his death or “disability” (as defined in the Employment Agreement), Dr. Gano will be entitled to receive full vesting acceleration of his outstanding equity awards, with performance-vesting equity awards vesting at the greater of (x) the target level of performance or (y) the actual level of performance measured in accordance with the applicable performance goals as of the date of termination, as determined by the Compensation Committee in its sole discretion.
The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which will be filed as an exhibit to a subsequent filing with the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROCRINE BIOSCIENCES, INC.

Dated: October 11, 2024	/s/ Darin M. Lippoldt
Darin M. Lippoldt
Chief Legal Officer